Exhibit (l)(1)

November 2, 2016

Alcentra Capital Corporation
200 Park Avenue, 7th Floor
New York, New York 10166

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Alcentra Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form N-2 on August 18, 2016 (File No. 333-213193) (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (x) the offer and sale from time to time of up to 1,709,246 shares (the “Selling Stockholder Shares”) of Common Stock by the stockholders of the Company named under the caption “Selling Stockholders” in the Registration Statement (the “Selling Stockholders”) and (y) the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 in aggregate of the following securities:

(i)          shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii)         shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock” and, together with the Common Stock, the “Shares”);

(iii)        debt securities (“Debt Securities”);

(iv)        warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); and

(v)         subscription rights to purchase Common Stock (“Rights” and together with the Selling Stockholder Shares, the Common Stock, the Preferred Stock, the Debt Securities, and the Warrants, the “Securities”).

The Registration Statement provides that the Securities may be sold from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

The Debt Securities will be issued in one or more series pursuant to an indenture, dated January 30, 2015 (the “Base Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and any supplemental indenture (each a “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), as may be agreed from time to time by the Company and the Trustee. The Warrants will be issued under warrant agreements to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (the “Warrant Agreements”). The Rights are to be issued under rights agreements to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable agreement (the “Rights Agreements”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)          The Articles of Amendment and Restatement of the Company, as amended, certified as of the date hereof by an officer of the Company (the “Charter”);

(ii)         The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)        The Base Indenture;

(iv)        A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, as of a recent date (the “Maryland Certificate”); and

(v)         The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, (c) the authorization of the Company’s original issuance and sale of the Selling Stockholder Shares to the initial purchaser of such Shares, and (d) the authorization, execution and delivery of the Base Indenture, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed (i) without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company, (ii) that the Warrant Agreements and the Rights Agreements will be governed by the laws of the State of New York and (iii) that the Indenture, the Warrant Agreements and the Rights Agreements will be valid and legally binding obligations of the parties thereto (other than the Company).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates of officers of the Company and upon and on the representations, warranties and covenants of the Company set forth in the Base Indenture. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion letter is limited to the effect of the Maryland General Corporation Law (the “MGCL”) and as to the Debt Securities, the Warrants and the Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York that are, in our experience, applicable to the Debt Securities, the Warrants and the Rights, and we express no opinion as to the applicability or effect of any other laws of the State of Maryland or the laws of any other jurisdictions. However, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters of this kind.

The opinions expressed in paragraphs 2, 3 and 4 below are subject to (a) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity and (b) federal and state securities laws or public policy that may limit rights to indemnification and contribution.

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On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.          Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the MGCL, the Charter, the Bylaws and the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, issued and outstanding does not exceed the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, that the Company is then authorized to issue under the Charter, (iv) the MD Certificate remains accurate, (v) in the case of shares of Common Stock or Preferred Stock issuable upon the exercise of the Warrants or shares of Common Stock issuable upon the exercise of the Rights, the assumptions stated in paragraphs numbered 3 and 4 below are true and correct and (vi) prior to the issuance of a series of Preferred Stock, an appropriate articles supplementary relating to such series of Preferred Stock will have been duly authorized by the Company and filed with and accepted for record by the SDAT of the State of Maryland, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.          Assuming that (i) each Supplemental Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof; (iv) the Debt Securities do not include any provision that is unenforceable against the Company; (v) at the time of issuance of the Debt Securities, after giving effect to such issuance of the Debt Securities, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, giving effect to Section 61(a)(1) thereof; and (vi) in the case of Debt Securities issuable upon the exercise of warrants, the assumptions stated in paragraphs numbered (3) and (4) below are true and correct, the Debt Securities will constitute valid and legally binding obligations of the Company.

3.          Assuming that (i) the Warrant Agreements have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered 3, (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of the Warrants to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

4.          Assuming that (i) the Rights Agreements have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered 4, (ii) the issuance, offer and sale of the Rights from time to time and the final terms and conditions of the Rights to be so issued, offered and sold, including those relating to price and amount of Rights to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Rights Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Rights have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Rights Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company.

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5.          The Selling Stockholder Shares were duly authorized and validly issued, and, assuming the initial purchasers of such Shares paid the agreed consideration for the issuance of such Shares at the time of issuance, are fully paid and non-assessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP

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